Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 1 of 5
CENTERPOINT ENERGY REPORTS SECOND QUARTER 2010 EARNINGS
Houston, TX — August 4, 2010 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $81 million, or $0.20 per diluted share, for the second quarter of 2010 compared to $86 million, or $0.24 per diluted share, for the same period of 2009. Operating income for the second quarter of 2010 was $263 million compared to $253 million for the same period of 2009.
“I am pleased with our operating performance this quarter,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our electric and natural gas distribution businesses recorded solid results and we benefited from the investments that we have made in our interstate pipeline and field services segments. The continued stability of our regulated utilities, together with opportunities to invest in energy infrastructure projects, position us well for the future.”
For the six months ended June 30, 2010, net income was $195 million, or $0.49 per diluted share, compared to $153 million, or $0.44 per diluted share, for the same period of 2009. Operating income for the six months ended June 30, 2010, was $620 million compared to $538 million for the same period of 2009.
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $158 million for the second quarter of 2010, consisting of $122 million from the regulated electric transmission & distribution utility operations (TDU) and $36 million related to transition and system restoration bonds. Operating income for the second quarter of 2009 was $162 million, consisting of $129 million from the TDU and $33 million related to transition bonds. Operating income for the TDU benefited from growth of over 21,000 metered customers since June 2009 and slightly higher usage, which were more than offset by increased operation and maintenance expenses, in part due to higher labor and benefit costs, higher net transmission costs and reduced revenue associated with a credit to customers’ bills to reflect the benefit of deferred taxes after Hurricane Ike.
Operating income for the six months ended June 30, 2010, was $265 million, consisting of $193 million from the TDU and $72 million related to transition and system restoration bonds. Operating income for the same period of 2009 was $232 million, consisting of $166 million from the TDU and $66 million related to transition bonds.
-more-

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 2 of 5
Natural Gas Distribution
The natural gas distribution segment reported operating income of $10 million for the second quarter of 2010 compared to $2 million for the same period of 2009. Operating income benefited from rate changes, higher non-volumetric revenues and lower operation and maintenance expenses resulting primarily from reduced bad debt expense. These benefits were partially offset by lower system throughput.
Operating income for the six months ended June 30, 2010, was $149 million compared to $120 million for the same period of 2009.
Interstate Pipelines
The interstate pipelines segment reported operating income of $67 million for the second quarter of 2010 compared to $61 million for the same period of 2009. Operating income increased due to higher revenue from new firm contracts primarily associated with Phase IV of the Carthage to Perryville pipeline as well as lower operation and maintenance expenses, partially offset by reduced revenues from off-system sales and ancillary services.
In addition to operating income, this segment recorded equity income of $4 million for the second quarter of 2010 primarily from its 50 percent interest in the Southeast Supply Header (SESH) compared to $9 million for the second quarter of 2009, which included $5 million related to a reduction in estimated property tax and a one-time fee received in connection with the construction of the pipeline.
Operating income for the six months ended June 30, 2010, was $139 million compared to $130 million for the same period of 2009. In addition to operating income, this segment recorded equity income of $7 million for the six months ended June 30, 2010 primarily from its 50 percent interest in the Southeast Supply Header (SESH) compared to $7 million for the six months ended June 30, 2009, which included a non-cash charge of $5 million to reflect SESH’s discontinued use of regulatory accounting and $5 million related to a property tax reduction and a one-time receipt of a construction fee.
Field Services
The field services segment reported operating income of $31 million for the second quarter of 2010 compared to $23 million for the same period of 2009. Revenue growth from higher gathering volumes and higher commodity prices was partially offset by increased operation and maintenance expenses primarily related to facility expansions.
-more-

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 3 of 5
In addition to operating income, this business had equity income of $3 million in the second quarter of 2010 compared to $2 million in the second quarter of 2009 from its 50 percent interest in a gas processing plant.
Operating income for the six months ended June 30, 2010, was $54 million compared to $49 million for the same period of 2009. Equity income from the jointly-owned gas processing plant was $5 million for the six months ended June 30, 2010, compared to $4 million for the same period of 2009.
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported an operating loss of $6 million for the second quarter of 2010 compared to operating income of $6 million for the same period of 2009. Operating income for the second quarter of 2010 included charges of $8 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins compared to gains of $3 million for the same period of 2009.
Operating income for the six months ended June 30, 2010, was $9 million compared to $8 million for the same period of 2009. Operating income for the six months ended June 30, 2010, included charges of $5 million resulting from mark-to-market accounting compared to charges of $16 million for the same period of 2009. The six months ended June 30, 2009 also included a $6 million write-down of natural gas inventory to the lower of average cost or market.
DIVIDEND DECLARATION
On July 22, 2010, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.195 per share of common stock payable on September 10, 2010, to shareholders of record as of the close of business on August 16, 2010.
OUTLOOK REAFFIRMED FOR 2010
CenterPoint Energy reaffirmed its 2010 earnings guidance of $1.02 to $1.12 per diluted share. This guidance takes into consideration performance to date, equity issuances and various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the timing and cost of financing activities and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, increased taxes recorded in the first quarter of 2010 as a result of recent health care legislation, any impact from acquisitions or divestitures, the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal. The company has also excluded any impact to income from the change in value of Time Warner stocks and the related ZENS securities. For the impact of these factors on the company’s earnings for the three months and six months ended June 30, 2010, see the reconciliation below.
-more-

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 4 of 5
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2010. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
CenterPoint Energy’s management will host an earnings conference call on Wednesday, August 4, 2010, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total over $19 billion. With about 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the Web site at www.CenterPointEnergy.com.
This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding the company’s earnings outlook for 2010 and future financial performance and results of operations, and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in natural gas and natural gas liquids prices, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Forms 10-K for the fiscal year ended December 31, 2009, CenterPoint Energy’s and its subsidiaries’ Forms 10-Q for the period ended March 31, 2010, CenterPoint Energy’s Form 10-Q for the period ended June 30, 2010, and other filings with the SEC.
-more-

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 5 of 5
CenterPoint Energy, Inc. and Subsidiaries
Reconciliation of reported Net Income and diluted EPS to the basis used in providing annual earnings guidance

	Quarter Ended		Six Months Ended
	June 30, 2010		June 30, 2010
	Net Income	EPS	Net Income	EPS
	(in millions)		(in millions)
As reported	$81	$0.20	$195	$0.49
Timing effects impacting CES(1):
Mark-to-market (gains) losses — natural gas derivative contracts	5	0.01	3	0.01
Natural gas inventory write-downs	—	—	—	—
ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	14	0.04	(10)	(0.02)
Indexed debt securities	(21)	(0.05)	(3)	(0.01)
Tax impact of federal health care legislation	—	—	21	0.05

Per the basis used in providing annual earnings guidance	$79	$0.20	$206	$0.52

(1)	Competitive natural gas sales and services

(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Revenues:
Electric Transmission & Distribution	$521	$562	$933	$1,044
Natural Gas Distribution	518	465	1,939	2,002
Competitive Natural Gas Sales and Services	432	560	1,197	1,412
Interstate Pipelines	155	148	308	286
Field Services	56	80	113	148
Other Operations	3	3	6	6
Eliminations	(45)	(62)	(90)	(119)

Total	1,640	1,756	4,406	4,779

Expenses:
Natural gas	710	778	2,499	2,713
Operation and maintenance	398	410	811	824
Depreciation and amortization	188	217	354	417
Taxes other than income taxes	91	88	204	205

Total	1,387	1,493	3,868	4,159

Operating Income	253	263	538	620

Other Income (Expense):
Gain (loss) on marketable securities	55	(22)	21	16
Gain (loss) on indexed debt securities	(46)	32	(24)	5
Interest and other finance charges	(129)	(121)	(258)	(243)
Interest on transition and system restoration bonds	(33)	(36)	(66)	(72)
Equity in earnings of unconsolidated affiliates	11	7	11	12
Other — net	18	3	22	4

Total	(124)	(137)	(294)	(278)

Income Before Income Taxes	129	126	244	342

Income Tax Expense	(43)	(45)	(91)	(147)

Net Income	$86	$81	$153	$195

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010

Basic Earnings Per Common Share	$0.24	$0.20	$0.44	$0.49

Diluted Earnings Per Common Share	$0.24	$0.20	$0.44	$0.49

Dividends Declared per Common Share	$0.190	$0.195	$0.38	$0.39

Weighted Average Common Shares Outstanding (000):
- Basic	352,461	399,515	346,660	396,203
- Diluted	354,280	401,993	348,522	398,689

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$129	$122	$166	$193
Transition and System Restoration Bond Companies	33	36	66	72

Total Electric Transmission & Distribution	162	158	232	265
Natural Gas Distribution	2	10	120	149
Competitive Natural Gas Sales and Services	6	(6)	8	9
Interstate Pipelines	61	67	130	139
Field Services	23	31	49	54
Other Operations	(1)	3	(1)	4

Total	$253	$263	$538	$620

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$432	$449	4%	$778	$835	7%
Transition and system restoration bond companies	89	113	27%	155	209	35%

Total	521	562	8%	933	1,044	12%

Expenses:
Operation and maintenance	181	204	(13%)	369	394	(7%)
Depreciation and amortization	69	71	(3%)	137	144	(5%)
Taxes other than income taxes	53	52	2%	106	104	2%
Transition and system restoration bond companies	56	77	(38%)	89	137	(54%)

Total	359	404	(13%)	701	779	(11%)

Operating Income	$162	$158	(2%)	$232	$265	14%

Operating Income:
Electric transmission and distribution operations	$129	$122	(5%)	$166	$193	16%
Transition and system restoration bond companies	33	36	9%	66	72	9%

Total Segment Operating Income	$162	$158	(2%)	$232	$265	14%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	6,831,444	7,064,276	3%	10,797,963	12,237,273	13%
Total	19,840,955	20,173,782	2%	34,983,263	36,610,092	5%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	108%	109%		109%	99%
Heating degree days	112%	78%		89%	160%

Number of metered customers — end of period:
Residential	1,846,908	1,866,699	1%	1,846,908	1,866,699	1%
Total	2,092,209	2,113,695	1%	2,092,209	2,113,695	1%

	Natural Gas Distribution
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$518	$465	(10%)	$1,939	$2,002	3%

Expenses:
Natural gas	295	244	17%	1,340	1,383	(3%)
Operation and maintenance	152	144	5%	321	311	3%
Depreciation and amortization	41	44	(7%)	81	84	(4%)
Taxes other than income taxes	28	23	18%	77	75	3%

Total	516	455	12%	1,819	1,853	(2%)

Operating Income	$2	$10	400%	$120	$149	24%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	20	16	(20%)	98	112	14%
Commercial and Industrial	46	49	7%	123	136	11%

Total Throughput	66	65	(2%)	221	248	12%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	109%	66%		103%	111%

Number of customers — end of period:
Residential	2,961,941	2,973,013	—	2,961,941	2,973,013	—
Commercial and Industrial	241,875	244,089	1%	241,875	244,089	1%

Total	3,203,816	3,217,102	—	3,203,816	3,217,102	—

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$432	$560	30%	$1,197	$1,412	18%

Expenses:
Natural gas	414	554	(34%)	1,166	1,380	(18%)
Operation and maintenance	10	10	—	20	19	5%
Depreciation and amortization	1	1	—	2	2	—
Taxes other than income taxes	1	1	—	1	2	(100%)

Total	426	566	(33%)	1,189	1,403	(18%)

Operating Income (Loss)	$6	$(6)	(200%)	$8	$9	13%

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	114	128	12%	255	269	5%

Number of customers — end of period	10,878	11,694	8%	10,878	11,694	8%

	Interstate Pipelines
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$155	$148	(5%)	$308	$286	(7%)

Expenses:
Natural gas	34	24	29%	63	34	46%
Operation and maintenance	41	35	15%	76	70	8%
Depreciation and amortization	12	13	(8%)	24	26	(8%)
Taxes other than income taxes	7	9	(29%)	15	17	(13%)

Total	94	81	14%	178	147	17%

Operating Income	$61	$67	10%	$130	$139	7%

Pipelines Operating Data:
Throughput data in BCF
Transportation	396	400	1%	857	838	(2%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$56	$80	43%	$113	$148	31%

Expenses:
Natural gas	11	18	(64%)	18	34	(89%)
Operation and maintenance	18	25	(39%)	37	46	(24%)
Depreciation and amortization	3	5	(67%)	7	11	(57%)
Taxes other than income taxes	1	1	—	2	3	(50%)

Total	33	49	(48%)	64	94	(47%)

Operating Income	$23	$31	35%	$49	$54	10%

Field Services Operating Data:
Throughput data in BCF
Gathering	102	156	53%	206	284	38%

	Other Operations
	Quarter Ended			Six Months Ended
	June 30,		% Diff	June 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$6	$6	—
Expenses	4	—	100%	7	2	71%

Operating Income (Loss)	$(1)	$3	400%	$(1)	$4	500%

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Capital Expenditures by Segment
Electric Transmission & Distribution	$108	$101	$189	$196
Hurricane Ike	2	—	18	—

Total Electric Transmission & Distribution	110	101	207	196
Natural Gas Distribution	43	45	77	74
Competitive Natural Gas Sales and Services	—	1	1	1
Interstate Pipelines	27	32	74	40
Field Services	66	220	104	341
Other Operations	2	3	9	7

Total	$248	$402	$472	$659

(Millions of Dollars)
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2009	2010	2009	2010
Interest Expense Detail
Amortization of Deferred Financing Cost	$9	$5	$18	$12
Capitalization of Interest Cost	(1)	(2)	(3)	(3)
Transition and System Restoration Bond Interest Expense	33	36	66	72
Other Interest Expense	121	118	243	234

Total Interest Expense	$162	$157	$324	$315

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	June 30,
	2009	2010

ASSETS
Current Assets:
Cash and cash equivalents	$740	$583
Other current assets	2,164	1,769

Total current assets	2,904	2,352

Property, Plant and Equipment, net	10,788	11,217

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,677	3,540
Other non-current assets	708	716

Total other assets	6,081	5,952

Total Assets	$19,773	$19,521

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$55	$32
Current portion of transition and system restoration bonds long-term debt	241	274
Current portion of indexed debt	121	124
Current portion of other long-term debt	541	769
Other current liabilities	2,080	1,833

Total current liabilities	3,038	3,032

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,792	2,786
Regulatory liabilities	921	967
Other non-current liabilities	1,264	1,265

Total other liabilities	4,977	5,018

Long-term Debt:
Transition and system restoration bonds	2,805	2,665
Other	6,314	5,745

Total long-term debt	9,119	8,410

Shareholders’ Equity	2,639	3,061

Total Liabilities and Shareholders’ Equity	$19,773	$19,521

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Six Months Ended June 30,
	2009	2010

Cash Flows from Operating Activities:
Net income	$153	$195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	374	431
Deferred income taxes	78	(37)
Write-down of natural gas inventory	6	—
Changes in net regulatory assets	19	26
Changes in other assets and liabilities	422	195
Other, net	4	8

Net Cash Provided by Operating Activities	1,056	818

Net Cash Used in Investing Activities	(504)	(719)

Net Cash Used in Financing Activities	(568)	(256)

Net Decrease in Cash and Cash Equivalents	(16)	(157)

Cash and Cash Equivalents at Beginning of Period	167	740

Cash and Cash Equivalents at End of Period	$151	$583

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.